                                                                 Exhibit 10.1

           CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE INFORMATION REPRESENTED BY AN * HEREIN. THE OMITTED INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                    AGREEMENT

         This Agreement, made as of this 7th day of June, 1999, between Chromatics Color Sciences International, Inc. ("CCSI"), a New York corporation, and Datex-Ohmeda, Inc. ("DO"), a Delaware corporation.

                               W I T N E S S E T H
                               -------------------

         WHEREAS, CCSI is in the business of color science and has developed the Colormate(Registered) TLc-BiliTest(Trade Mark) System having medical applications involving the monitoring of newborn bilirubinemia (infant jaundice);

         WHEREAS, Ohmeda Medical ("OM") is a division of DO;

         WHEREAS, DO is in the business of marketing and distributing medical equipment; and

         WHEREAS, DO, through its OM division, desires to purchase, market and distribute, and CCSI desires to supply to DO products for the monitoring of newborn bilirubinemia (infant jaundice) as described in Attachment A hereto.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

I        ATTACHMENTS AND DEFINITIONS
         ---------------------------

         1. Attachments. The following Attachments are attached to this Agreement and are incorporated herein by this reference:

                           Attachment A:  Product Description
                           Attachment B:  Product Information
                           Attachment C:  Market Factors
                           Attachment D:  Customer Support

         2. Definitions.

                   2.1 "Affiliates" means, as to any party hereunder, any person or legal entity which directly or indirectly has control, is under control by, or is under common control with, such party hereunder. The term "control" as used in this paragraph means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or legal entity, whether through the ownership of voting securities, by contract, or otherwise. Any person or legal entity that is not an "affiliate" of a party hereunder, shall be considered "unaffiliated" with such party hereunder.

                  2.2 "Calibration Standard" means, CCSI's disposable calibration standard (TLc Lensette(Trade Mark)) that is used (single use) to calibrate each measurement taken by the Device as described in Attachment A hereto.

                  2.3 "Charges per Use" means, the charges per use component described in Attachment A hereto.

                  2.4 "Device" means, the noninvasive bilirubin measurement system known as the "Colormate(Registered) TLc-BiliTest(Trade Mark).", as described in Attachment A hereto. "Device" also includes the LED Device and any Modified Device following such time when such Modified Device or LED Device is legally marketable and commercially available for distribution under this Agreement, all as set forth in Attachment A.

                  2.5 "DMR" means, the Device Master Record required by FDA regulations.

                  2.6 "DO Purchase Price" means, the total price that DO pays CCSI for the Products as further described in paragraph 5 of Section III and Attachment A of this Agreement.

                  2.7 Evaluation Unit" means, a Device delivered by CCSI prior to the date hereof or during the Initial Transition under a program where an evaluator pays * for the use over a limited time period (normally 30-60 days) of such Device and * Calibration Standards, but only if such Device is not ultimately sold to or placed with the evaluator.

                  2.8 "Exit Transition" means, those transition considerations and related transition activities of the parties following termination of this Agreement, as more fully described in Attachment D hereto (Customer Support).

                  2.9 "Experimental Unit" means, Products placed by CCSI at its expense, on a not-for-profit basis, solely for clinical studies, experimental or educational purposes or for obtaining or compiling data for obtaining any regulatory clearances and/or approvals with respect to the Products, and only in cases where Devices are placed and used for non-commercial use and for a limited period of time as reasonably required by the investigator.

                  2.10 "Extended Term" means, the potential additional term of the Agreement as defined in paragraph 1(a) of Section VI.

                  2.11 "FDA" means, the United States Food and Drug Administration.

                  2.12 "Firm Purchase Order" means, a purchase order for Products that is firm, binding, unchangeable, and non-cancelable even if delivery under said purchase order is scheduled to occur after termination of this Agreement; provided, however, that any such purchase order may be canceled by DO under any of the following circumstances: if the Products covered by the purchase order are not legally marketable or commercially available; in the event of a Default by CCSI relating to the delivery (or failure or delay in delivery) of the Products as defined in paragraph 9(a) of Section III; when there has been any other Default by CCSI under the Agreement that would give rise to a right of termination by DO; or in the event of a Force Majeure Event that prevents timely delivery of the Products covered by the Purchase Order and such delivery does not occur within six (6) months after the occurrence of the Force Majeure Event .

                  2.13 "Force Majeure Event" means, an event caused by the elements, acts of God, acts of government, civil or military authority, fires, floods, epidemics, quarantine restrictions, war, riots, accidents to machinery, or any other like or different events beyond the control of the party claiming such Force Majeure Event.

                  2.14 "Initial Term" means, the initial term of the Agreement as defined in paragraph 1(a) of Section VI.

                  2.15 "Initial Transfer Price" means, the initial price paid by DO to CCSI for the Calibration Standard and the Charges per Use solely during the first two (2) Performance Years of this Agreement, as set forth in paragraph 5(e)(vii) of Section III and Attachment A.

                  2.16 "Initial Transition" means, the Initial Sales Start-Up Transition Items and related transition activities of the parties at the onset of this Agreement, as more fully described in Attachment D hereto (Customer Support).

                  2.17 "Invoice Price" means, DO's selling price to a customer for a sale of Product as stated on the invoice to such customer, less any national account or bona fide group purchasing organization rebate or administrative fees in total not to exceed four percent of the selling price without CCSI's prior written consent.

                  2.18 "ISO" means, the International Standards Organization.

                  2.19 "LED Device" means, a noninvasive bilirubin measurement system that uses a light emitting diode, as described in Attachment A, which is currently under development. Following such time when the LED Device is legally marketable and commercially available for distribution under this Agreement, it will be considered a Device for purposes of this Agreement.

                  2.20 "Managed Use" means, the selling structure described in Attachment A hereto.

                  2.21 "Marketing and Distribution Plan" means, DO's written sales, marketing, training, in-servicing and distribution plan relating to the Products, as shall be agreed to in writing between the parties.

                  2.22 "Medical International Agreement" means, the agreement between CCSI and Medical International, Inc. relating to the distribution of Products.

                  2.23 "Minimum Transfer Price" means, with respect to any Product, the minimum price payable by DO to CCSI for such Product, as set forth in paragraph 7 of Section III and Attachment A hereto.

                  2.24 "Modified Device" means, the Device which is modified with a laptop computer, modem, printer, briefcase system and/or other modification, as described in Attachment A. Following such time when a Modified Device is legally marketable and commercially available for distribution under this Agreement, it will be considered a Device for purposes of this Agreement.

                  2.25 "Performance Year" means, each 12-month period in which Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances by DO are required as defined in paragraph 6 of Section III of this Agreement.

                  2.26 "Product Components" means, add-on components for Products as described in Attachment A hereto.

                  2.27 "Product Information" means, the labeling (as defined by the FDA) relating to the Products, including the information set forth on Attachment B hereto.

                  2.28 "Products" means, the products as described in Attachment A hereto, including the Device, LED Device and any Modified Device, the Calibration Standard, the Charges per Use component, and any and all further upgrades, adaptations, modifications and improvements of and to the Products adopted or made from time to time; provided, however, that the LED Device, the Charges per Use component or any Modified Device currently in development shall not be considered a "Product" until it is legally marketable and commercially available for distribution under this Agreement as specified in Attachment A hereto.

                  2.29 "Product Inspection and Acceptance Location" means, the place where CCSI provides for manufacturing of the Products.

                  2.30 "Specifications" means, the written specifications for and description of the Products as stated in the relevant DMR, and as may be amended from time to time in accordance with paragraph 3 of Section III of this Agreement.

                  2.31 "Subsidiary" means, as to any party hereunder, any subsidiary that is majority owned or wholly owned by such party hereunder, or any legal entity over which such party hereunder has control.

                  2.32 "Targeted Markets" means, the hospital market, the home healthcare market (wherein the test is administered solely by a healthcare professional ^ and the pediatrician market, and clinics within all such markets and which markets exclude the consumer market and the over-the-counter market as defined by the FDA),

                  2.33 "Term" means, the Initial Term plus the Extended Term, if any.

                  2.34 "Territory" means, the United States.


II.      PRODUCT DEVELOPMENT
         -------------------

         1. Manufacturing. CCSI shall cause the Products to be manufactured to conform to the Specifications as set forth in the warranty in paragraph 1 of
Section IV. CCSI shall provide or cause to be provided all technology, labor, material, tooling and facilities required for the manufacture of the Products in accordance with the provisions of this Agreement.

         2. Labels. CCSI shall be responsible, at its expense, for preparing and affixing (or caused to be affixed) all labels to be affixed to the Products. DO shall have the right to approve, in writing, and shall reimburse CCSI for all costs of art work relating to any and all labels referring to OM, as the distributor of the Products, to be affixed to the Products such as, but not limited to, art work layout, silk screens, camera-ready art work, first article printed labels for all Products, art work for labels, and silk screens for labels, if such labeling (which is to be affixed to the Products) refers to OM as the distributor of the Products. Production of such labels to be affixed to the Products shall not begin until DO provides approval, in writing, of the first production samples of such labels. During the Initial Transition, the parties will cooperate to expeditiously obtain such conforming labels (with regulatory approval) to be affixed to the Products. After the end of the Initial Transition, CCSI shall not, without DO's written consent, place (or permit to be placed) any Products in the Targeted Markets within the Territory without labels affixed to the Products referring to OM as the distributor of the Products and conforming to label samples approved by DO. As to any Products for the monitoring of newborn bilirubinemia (infant jaundice) already placed in the Targeted Markets within the Territory as of the end of the Initial Transition, the parties agree to cooperate fully with each other to affix or cause to be affixed such conforming labels to such Products by relabeling in the field by DO or CCSI sales or in-service personnel as soon as reasonably possible, and to the extent that DO has its representatives do any such relabeling in the field, DO shall not charge CCSI for such service. During the Initial Transition, CCSI shall have its representatives perform such relabeling in connection with site visits in the ordinary course of business.

         3. Patent, Trademark and Copyright Notices. All Products shall bear and/or be packaged with CCSI's existing and/or future trademarks and trade dress, labels, copyright and patent notices, licenses and restrictions and any other notices required by law, and notices that the Products were manufactured for CCSI. At DO's direction, CCSI will have labels affixed to the Products referring to OM as the distributor of the Products subject to CCSI's written approval of design, which approval will not be unreasonably withheld or delayed. An example of approved labeling is included as part of Attachment B hereto. Neither party shall use any trademark or service mark not owned by CCSI to identify or name any Product.

         4. Regulatory Compliance. CCSI shall be solely responsible for and will use commercially reasonable efforts to identify, obtain and maintain in good standing, at its sole cost, any and all necessary U.S. governmental and regulatory approvals, certifications and clearances required for the Products by U.S. governmental or regulatory entities including, but not limited to, the FDA and any applicable state and local law and regulation for the monitoring of newborn bilirubinemia (infant jaundice) applicable to CCSI. CCSI shall be responsible for ensuring that all Products for the monitoring of newborn bilirubinemia (infant jaundice) are manufactured in compliance with the provisions and standards of all applicable U.S., state and local statutes, regulations and other legal requirements including, but not limited to, the medical device provisions of the Federal Food, Drug and Cosmetic Act and regulations promulgated by the FDA relating to clearance for commercial distribution, labeling and good manufacturing practices.

         DO agrees (1) not to change any Product or Product labeling/promotional advertising material (or to create and disseminate the same) without prior CCSI approval relating solely to regulatory matters (including clinical accuracy) and/or CCSI's intellectual property; (2) to maintain compliant files in accordance with all FDA regulations and requirements and to document and forward all complaints to CCSI; and (3) to use, promote, distribute and sell the Products only for the monitoring of newborn bilirubinemia (infant jaundice) pursuant to paragraph 2 of Section III hereof.

         5.       Product Recalls or Corrective Actions.

                  (a) In the event of a voluntary or mandatory recall of the Products or if CCSI takes any "Corrective Action" (as defined below) with respect to any of the Products including, without limitation, because the Products are believed to violate any provision of applicable law, CCSI shall bear all costs and expenses related to such recall or Corrective Action including, without limitation, expenses or obligations to third parties, the cost of notifying customers, costs associated with the shipment of such recalled or corrected Products from customers to CCSI or its designee and direct costs related to handling or correcting the Products (the "Recall/Corrective Action Costs"). However, if such recall or Corrective Action is caused by any act or omission by DO or its subdistributors that is inconsistent with, or a breach by DO, of its obligations under this Agreement, including without limitation any unauthorized changes to the Products or the Product Information, DO shall bear all such Recall/Corrective Action Costs relating thereto or arising therefrom.

                  (b) Both parties shall maintain complete and accurate records, for such periods as may be required of CCSI or DO by applicable law, of all the Products for the monitoring of newborn bilirubinemia (infant jaundice) placed into distribution by them within the Territory. The parties shall cooperate fully with each other in carrying out any Product recall, in fulfilling all recall obligations under applicable regulations, and in effecting any Corrective Action with respect to the Products including, without limitation, communications with any purchasers or end users. Where feasible, but subject to applicable legal requirements, prior to either party incurring any Recall/Corrective Action Costs, the parties will discuss the scope and extent of such costs.

                  (c) For purposes of this section, "Corrective Action" means a field or other action relative to any of the Products (voluntarily undertaken or as required by the FDA or other governmental authority) or any field or other action including mandatory notification, repair, replacement and refund, safety alert, "cease distribution and notification" and mandatory recall action, voluntary recall, market withdrawal, stock recovery, "device removal or correction," as defined or understood under FDA law or policy (or those of other governmental authority) and any other action necessary to address a product safety or effectiveness problem and any "enforcement action" (defined for this purpose as any seizure, injunction, criminal prosecution, civil penalties and any other legal or administrative action that the FDA or other governmental authority can bring against CCSI, DO and their officers/employees, and/or the Products).

         6.       Quality Assurance Audits.

                  (a) DO, at its own expense and at its sole discretion, shall have reasonable access during regular business hours, upon prior written notice of not less than ten
                           (10) business days, to the Product Inspection and Acceptance Location(s) where the Products are being manufactured in order to monitor and audit the manufacturing practices for the Products as necessary to ensure satisfaction of the regulatory compliance provisions of this Agreement including FDA QSR and GMP requirements, and, in accordance with paragraph 10 of Section III, to inspect and accept the Products prior to shipping. During such audit or inspection for acceptance, CCSI agrees that either CCSI or its third-party manufacturer of the Products shall, upon written request from DO, promptly make available to DO, for its review but not for copying, the entire DMR documents, including the master document (as amended from time to time) redacted to exclude proprietary information of CCSI and of its third-party manufacturer not needed for such audit or inspection, as follows: * CCSI agrees to provide DO with prior written notice of any change in CCSI's third-party manufacturer of the Products, which notice shall identify the name and location of any such manufacturer.

                  (b) CCSI, at its own expense and at its sole discretion, shall have reasonable access during regular business hours, upon prior written notice of not less than ten
                           (10) business days, to audit DO's distribution practices for the Products as necessary to ensure satisfaction of the regulatory compliance provisions of this Agreement.

         7. Product Information. The parties will prepare, revise from time to time, and distribute Product Information in accordance with the provisions of Attachment B hereto. DO shall not make any unauthorized representation or warranty regarding the Products without CCSI's prior written consent. DO shall only distribute the materials covered by this paragraph in connection with the marketing, distribution, training, service and/or maintenance of the Products. All Product Information and other written materials relating to the Products sent to dealers, distributors and end users distributed in the Targeted Markets within the Territory shall bear CCSI's copyright, trademark and patent notices, licenses and restrictions as may reasonably be required by CCSI.

III.     PURCHASE AND SALE
        -----------------

         1. CCSI's Supply of Products. CCSI agrees to manufacture and ship or cause its manufacturing subcontractor to manufacture and ship the Products ordered by DO under a Firm Purchase Order during the Term of this Agreement in accordance with the provisions of this Agreement. CCSI will not ship or cause to be shipped to DO any products that are not legally marketable or not commercially available.

         2. DO's Right and License to Market the Products.

                  (a) During the Term of this Agreement, and subject to the terms and conditions hereof, including without limitation subparagraphs (b) and (c) of this paragraph 2 of Section III, CCSI hereby grants to DO the exclusive right and license without the right to sublicense to use, market, sell and distribute the Products to dealers, distributors and users in the Targeted Markets (and, notwithstanding the absence of the right to sublicense, to and through all sales and/or distribution channels for or to any and all such markets) within the Territory solely for use within the Territory in monitoring newborn bilirubinemia (infant jaundice); provided, however, that CCSI may place Experimental Units in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice) for clinical studies, for research, for experimental and educational purposes and to obtain and compile data for obtaining any regulatory clearances and/or approvals; and provided, further, however, that CCSI's activities in support of DO's marketing and sales of the Products in the Targeted Markets within the Territory as provided in Attachment D hereto shall not be deemed a breach of this Agreement. CCSI shall retain all rights to use, market, sell and distribute the Products throughout the world for all uses other than for use in monitoring newborn bilirubinemia (infant jaundice) and, subject to paragraph 2(d) of this Section III, CCSI shall retain all rights to use, market, sell and distribute the Products for use in monitoring newborn bilirubinemia (infant jaundice) in any market outside the Territory and in any market within the Territory other than the Targeted Markets.

                  (b) The limited, exclusive right and license granted to DO in paragraph 2(a) of this Section III includes a correspondingly limited, exclusive license (without the right to sublicense) to use, offer to sell and sell during the Term of this Agreement under U.S. patents 5,313,267 and 5,671,735 and under any other U.S. patent of CCSI that may issue on any Device. No other right or license, express or implied, is granted to DO under any other patent or patent application including, without limitation, any U.S. patent of CCSI that may issue on the Calibration Standards, provided, however, that during the Term of this Agreement, CCSI shall not grant any license under any U.S. patent of CCSI that may issue on the Calibration Standards for monitoring newborn bilirubinemia (infant jaundice) (or any other calibration standards for monitoring newborn bilirubinemia (infant jaundice) for use with the Devices) to any other person to use, offer to sell or sell Products in the Targeted Markets within the Territory.

                 (c) The limited, exclusive right and license granted to DO in paragraph 2(a) of this Section III includes a correspondingly limited, exclusive right and license to use, market, and distribute (but not sell) the software of the Device ("Software") to end-users of the Device in the Targeted Markets within the Territory during the Term of this Agreement. DO may not and DO may not authorize others to (1) copy the Software, (2) dissemble, decompile or otherwise attempt to discern the source code of the Software,
                           (3) reverse engineer the Software, or (4) modify or prepare derivative works of the Software. Title to the Software is not transferable to DO but remains vested in CCSI. It is understood that a correspondingly limited lease and license of the Software will be conveyed by CCSI directly to end-users of the Software packaged with the Devices that are marketed and distributed by DO.

                  (d) CCSI agrees that during the Initial Term of this Agreement, prior to marketing and/or distributing any Products for profit, either by itself or through a distributor or any other third-party representative, for use in monitoring newborn bilirubinemia (infant jaundice) in any market outside the Targeted Markets within the Territory or in any market outside the Territory, CCSI shall give written notice thereof to DO and DO shall have the right within thirty (30) days after receipt of that notice to present to CCSI its marketing and distribution plan for such market, it being understood and agreed that nothing in this Agreement shall obligate CCSI to grant any marketing and/or distribution right or license to DO in any markets outside the Territory or in any market within the Territory other than the Targeted Markets.

                  (e) DO shall not sell the Products outside of the Targeted Markets within the Territory or anywhere outside of the Territory and shall not sell the Products to any third party that DO knows intends to divert the Products for use or sale outside of the Targeted Markets within the Territory or anywhere outside of the Territory. CCSI agrees that it shall not be considered a Default by DO under this Agreement if a Product is used within the Territory in a market other than the Targeted Markets, provided that DO itself does not market, distribute or sell (or knowingly permit any third party to market, distribute or sell) such Product for use in such market. Accordingly, in the event that DO or CCSI identifies unauthorized marketing or distribution of Products outside the Targeted Markets within the Territory (either as a result of information received from DO or otherwise), DO will cooperate with CCSI should CCSI deem it necessary to take all reasonably necessary steps to stop such unauthorized activity, including where appropriate termination by DO of its supply of Products to such third party. Likewise, in the event that DO or CCSI identifies unauthorized marketing or distribution of Products inside the Targeted Markets within the Territory by a third party other than DO or its authorized agents or subdistributors, CCSI will take all reasonably necessary steps to stop such unauthorized activity, including where appropriate termination by CCSI of its supply of Products to such third party.

         3. Product Changes. From time to time CCSI may propose to make, and DO may request (although CCSI is not obligated to make), changes to the Products constituting an adaptation, improvement, redesign or modification of the Products. If CCSI decides to implement a change to the Products that would require a change to the Product Information it shall notify DO in writing of the changes proposed (and the proposed date of implementation) at least sixty (60) days prior to the time CCSI proposes to implement such changes to the Products and during such sixty (60) day period CCSI will seek input from DO regarding the proposed changes for purposes of effecting a smooth transition. Notwithstanding the foregoing, the parties agree that CCSI is working at this time on modifications to the Products relating to the LED Device, the Modified Devices, "Charges per Use" components, and software upgrades relating to same, and may also from time to time make changes to the Products for further regulatory compliance that do not require a change to the Product Information. In all such cases, CCSI will give DO sixty (60) days notice, but will not be required to seek input from DO. Both parties understand that CCSI may make product changes, some of which may require additional FDA regulatory clearance. Such modified Device or Product shall not be included under this Agreement as a Modified Device or Product until it is legally marketable, has all required FDA regulatory clearance, and is commercially available.

         4. Rolling Forecasts and Delivery of the Products.

                  (a)     DO shall submit Firm Purchase Orders with CCSI for
                           specific quantities of Devices (other than LED Devices) at the Minimum Transfer Price as set forth on Attachment A due within 30 days of delivery of product(s) subject to the DO Purchase Price at a quarterly reconcilliation if the Products are sold not less than seven (7) months prior to DO's requested delivery date. In the event DO submits to CCSI an additional Firm Purchase Order for such Devices within seven (7) months after any prior

                           Firm Purchase Order, CCSI shall not be obligated to deliver such Devices to DO until seven (7) months from the scheduled delivery date relating to the prior Firm Purchase Order. However, under no circumstances will CCSI be obligated to accept any Firm Purchase Order for such Devices if such Firm Purchase Order is for more than * such Devices to be delivered following the seven months lead time of DO's Firm Purchase Order. The foregoing provisions shall not prevent DO from placing additional orders for additional quantities of such Devices or emergency orders for such Devices for delivery in less than seven (7) months. Subject to paragraph 9 of
                           Section III, CCSI agrees to use commercially reasonable efforts to cause its third-party manufacturer to deliver such Devices on the requested schedule; provided, however, that the failure to deliver such Devices on or before the date requested relating to such Devices ordered under any short term or emergency purchase order within less than seven
                           (7) months lead time, shall not be deemed a breach of this Agreement so long as CCSI exercises such commercially reasonable efforts.

                  (b) Within two (2) business days following the date hereof, DO shall place a Firm Purchase Order with CCSI for not less than *. Devices at the Minimum Transfer Price as set forth on Attachment A due within 30 days of delivery of product(s) subject to the DO Purchase Price at a quarterly reconcilliation if the products are sold. Under no circumstances shall DO be obligated to accept for delivery more than: (i) a total of * (in the aggregate) of such * Devices prior to the end of the fourth calendar month following the date that DO places its Firm Purchase Order for such initial * Devices (the "Initial Order Date"), (ii) a total of * (in the aggregate) of such
                           * Devices prior to the end of the fifth calendar month following the Initial Order Date, and (iii) the total * of such Devices (in the aggregate) prior to the end of the sixth calendar month following the Initial Order Date. Within two (2) business days following the date hereof, CCSI shall order all parts for an additional * Devices (over and above the * unit order placed by DO to CCSI above), so that a total of * units will have been ordered with the third-party manufacturer by such date and all parts for an additional * units will be available at CCSI's third-party manufacturer within seven (7) months from the date of such order so as to improve availability of Products to DO. As soon as such parts for an additional * Devices are at CCSI's third-party manufacturer, CCSI shall notify DO in writing of such availability and if DO elects to purchase some or all of such Devices, CCSI shall arrange for delivery of such Devices to DO within sixty (60) days following CCSI's receipt of a Firm Purchase Order for any such Devices from DO.

                  (c) CCSI and DO will cooperate with each other to facilitate any transition to the LED Device, and CCSI will keep DO informed as to the anticipated date when the LED Device may be legally marketable and commercially available. Following such time when the LED Device becomes legally marketable and commercially available to DO for distribution, DO shall submit to CCSI a non-binding rolling forecast (updated by DO every two (2) months during the First Performance Year and every three (3) months thereafter) setting forth the anticipated quantity of LED Devices required by DO for the then upcoming twelve (12) month period. Such forecasts shall reflect, as a minimum, the Annual Minimum Performances for Devices for the applicable Performance Year listed in paragraph 6 of this
                           Section III, unless DO determines in good faith that a smaller forecast is appropriate due to existing inventory or other market conditions. The lead time for delivery of the LED Device, prices and lot size shall be as stated in Attachment A hereto. DO shall submit Firm Purchase Orders for LED Devices in accordance with such prices, lead time and lot size at the Minimum Transfer Price as set forth on Attachment A due within 30 days of delivery of products subject to the DO Purchase Price at a quarterly reconcilliation if the products are sold. In the event DO submits to CCSI an additional Firm Purchase Order for LED Devices prior to the expiration of the lead time applicable to any prior Firm Purchase Order, CCSI shall not be obligated to deliver such additional LED Devices to DO except in accordance with the lead time applicable to such order. For orders exceeding the forecasted quantity, CCSI shall advise DO in writing within ten (10) days of receipt by CCSI of such orders whether CCSI has accepted such orders. CCSI will use commercially reasonable efforts to satisfy Firm Purchase Orders for the LED Device exceeding the forecasted quantities, but shall not be in breach hereof for its failure to provide such excess quantities so long as CCSI exercises such commercially reasonable efforts*.

                  (d) DO shall submit to CCSI a non-binding rolling forecast (updated by DO every month) setting forth the anticipated quantity of Calibration Standards (or, when legally marketable, Charges per Use) required by DO for the upcoming twelve (12) month period. Such forecasts shall reflect, as a minimum, the Annual Minimum Performances for Calibration Standards (or, when legally marketable, Charges per Use) for the applicable Performance Year listed in paragraph 6 of this Section III, unless DO determines in good faith that a smaller forecast is appropriate due to existing inventory or other market conditions. DO shall submit Firm Purchase Orders not less than two (2) months prior to DO's requested delivery date for quantities of Calibration Standards (or, when legally marketable, the quantities of Charges per
                           Use) at the Minimum Transfer Price set forth in Attachment A with the Initial Transfer Price set forth in Attachment A payable in thirty (30) days after deivery of products and the DO Purchase Price due at quarterly reconcilliations if the products are sold. If the products are not sold, the balance due for the Minimum Transfer Price is due in 365 days after delivery of the products to DO. The lead times for delivery, prices and lot sizes for Calibration Standards (and, when legally marketable, Charges per Use) shall be as stated in

                           Attachment A hereof. For orders exceeding the forecasted quantity, CCSI shall advise DO in writing within ten (10) days of receipt by CCSI of such orders whether CCSI has accepted such orders. CCSI agrees to maintain a two (2) month inventory of Calibration Standards and DO agrees to maintain a two
                           (2) week inventory of Calibration Standards, in each case based on a moving three (3) month average of purchases by DO.

                  (e) CCSI will use commercially reasonable efforts to satisfy Firm Purchase Orders for the Calibration Standards or Charges per Use exceeding the forecasted quantities, but shall not be in breach hereof for its failure to provide such excess quantities so long as CCSI exercises such commercially reasonable efforts.

         5. Purchase Price.

                  (a) Subject to the remaining provisions of this Section III, paragraph 5, the DO Purchase Price for each of the first two Performance Years shall be equal to the higher of (i) sixty percent (60%) of the Invoice Price for the Products or (ii) the Minimum Transfer Price for each Product set forth on Attachment A hereto.

                  (b) The DO Purchase Price after the first two Performance Years shall be equal to the higher of (i) fifty percent (50%) of the Invoice Price for the Products, or (ii) the Minimum Transfer Price for each Product set forth on Attachment A hereto.

                  (c) In addition, anytime after the first Performance Year and prior to the end of the second Performance Year, upon DO achieving cumulative purchases of * Calibration Standards and/or Charges per Use and * Devices, the DO Purchase Price shall be equal to the higher of (i) fifty percent (50%) of the Invoice Price for the Products, or (ii) the Minimum Transfer Price for each such Product set forth on Attachment A hereto.

                  (d) The parties agree that DO's initial suggested list price for the Calibration Standard or Charges per Use shall not be less than * per Calibration Standard or Charges per Use, and not less than * per Device, but DO is free to determine, and from time to time change, the price it charges for Products.

                  (e) The Initial Transfer Price, the Minimum Transfer Price, and/or the DO Purchase Price may not be changed from that set forth in Attachment A; provided, however, notwithstanding the foregoing provisions of paragraph 5 of this Section III and the purchase price requirements thereunder and under Attachment A, such purchase prices may change solely as follows:

                           (i)      *

                           (ii)     *

                           (iii)    *

                           (iv)     *

                           (v)      *

                           (vi)     *

                           (vii)    *

                           (viii) Notwithstanding any provision in this Agreement, CCSI has no obligation, at any time or under any circumstances, without penalty, to reduce the Initial Transfer Price or the Minimum Transfer Price component of the DO Purchase Price for Calibration Standards or Charges per Use to below * per unit or to have a pricing structure for Devices that would differ from the pricing structure in provisions set forth in Attachment A.

                  (f)      *

                  (g) It is the parties' intention that OM will receive the economic credit (and credit towards its minimums) for any and all sales or placements of Products (other than an Experimental Unit and the * for an Evaluation
                           Unit) by CCSI to customers within the Targeted Market within the Territory during the Initial Transition. CCSI will not make any such sales or placements of Products (other than an Experimental Unit and the * for an Evaluation Unit) without DO's consent. As to any and all such sales or placements of Products (other than an Experimental Unit and the * for an Evaluation Unit) by CCSI, CCSI shall retain an amount equal to the DO Purchase Price and shall remit the balance to DO, such payment to be made within thirty
                           (30) days following receipt by CCSI of payment of the invoice in question. DO shall have the right to audit the books and records of CCSI for the limited purpose, and only to the extent necessary and appropriate for DO to verify the accuracy of such sales and other placements and invoicing and collections relating thereto, which audit shall take place during reasonable business hours following reasonable advance notice to CCSI. DO shall bear the risk of non-collection from such customers, provided CCSI uses good faith efforts to collect such amounts, and provided further, that as to any invoices which remain unpaid more than 180 days, DO shall only be obligated to reimburse CCSI the Minimum Transfer Price for the sales of Products and the prices for Product Components, Software, Demo Calibration Standards/Charges per

                           Use, Evaluation Calibration Standards/Charges per Use, and Accessories as set forth on Attachment A reflected on such invoices.

                  (h) The prices paid by DO to CCSI for Product Components and Accessories identified in Attachment A hereto shall be as set forth in Attachment A hereto.

         6. Annual Minimum Performances.

                  (a) The amounts listed on the table below as "Annual Minimum Performances" are DO's Annual Minimum Performances for the Initial Term of this Agreement, provided, however, that DO's failure to reach such Annual Minimum Performances shall not constitute a Default by DO under this Agreement. Subject to the footnotes to the table below, in the event that the quantity of units of either of the Calibration Standards/Charges per Use or Devices purchased by DO as of the expiration of any Performance Year is less than the Annual Minimum Performances for such Performance Year in the following table, CCSI shall have the right, but not the obligation, to terminate this Agreement in accordance with the following procedures:

                           (i) at least sixty (60) days before the end of any Performance Year in which it appears that DO is in jeopardy of failing to meet the Annual Minimum Performances for such Performance Year, CCSI may give written notice to DO of CCSI's intent to terminate this Agreement, which notice shall contain CCSI's requirements for DO to avoid termination. Such notice is referred to herein as the "Advance Notice of Termination." Within thirty (30) days after receipt of the Advance Notice of Termination, DO will inform CCSI whether DO believes it can meet the requirements to avoid termination.

                           (ii) if by the end of such Performance Year in which CCSI has issued an Advance Notice of Termination DO still has not met the Annual Minimum Performances for such Performance Year, then, unless the parties agree otherwise, the Agreement will terminate sixty (60) days after the end of such Performance Year, and the Exit Transition will begin.

                           (iii) if CCSI does not issue a timely Advance Notice of Termination, i.e., at least sixty
                                    (60) days before the end of the applicable
                                    Performance Year, then DO's failure to meet the Annual Minimum

                                    Performances for such Performance Year will not be grounds for termination of the Agreement by CCSI.

                  (b) In the event that the quantity of Annual Minimum Performances for units of either of the Calibration Standards/Charges per Use or Devices purchased by DO as of the expiration of any Performance Year is less than the amount set forth as the Annual Minimum Performances for such Performance Year in the following table, DO shall have the right, but not the obligation, to terminate this Agreement upon giving CCSI ninety (90) days prior written notice, provided such notice is given within thirty (30) days after the expiration of such Performance Year and, provided, further, that DO's failure to meet such Annual Minimum Performances for such Performance Year is not a Default under this Agreement unless such failure resulted from DO having failed to utilize commercially reasonable efforts to implement its Marketing and Distribution Plan for distribution of the Calibration Standards/Charges per Use and Devices within the Targeted Markets within the Territory.

                  (c) In the event either party elects to terminate this Agreement pursuant to this paragraph 6 of Section III, then both parties will cooperate with each other to use commercially reasonable efforts in implementing the Exit Transition.

                           ANNUAL MINIMUM PERFORMANCES

-----------------------------------------------------------------------------------------------------------------

Performance Year***                     Minimum Performances for Units of   Minimum Performances for Units of
                                        Devices*,**, ***                    Calibration Standards or, when
                                                                            legally marketable, Charges per
                                                                            Use*,**,***
-----------------------------------------------------------------------------------------------------------------

1                                       *                                   *
-----------------------------------------------------------------------------------------------------------------

2                                       *                                   *
-----------------------------------------------------------------------------------------------------------------

3                                       *                                   *
-----------------------------------------------------------------------------------------------------------------

4                                       *                                   *
-----------------------------------------------------------------------------------------------------------------

5                                       *                                   *
-----------------------------------------------------------------------------------------------------------------


*

*

*
*
                  (d)      (i)      the amounts listed in the table below
                                    captioned as "Cumulative Annual Minimum
                                    Targeted Market Performances" are DO's
                                    Cumulative Annual Minimum Targeted Market
                                    Performances for the * Performance Years, provided, however, that DO's failure to reach such Cumulative Annual Minimum
                                    Targeted Market Performances shall not
                                    constitute a Default by DO under this
                                    Agreement. Subject to the footnotes to the table below, in the event that the cumulative quantity of Cumulative Annual
                                    Minimum Targeted Market Performances for
                                    Devices to be sold, leased, or
                                    loaned-for-use placement within a Targeted
                                    Market by DO as of the expiration of any of the Performance Years * is less than the cumulative number of such applicable Devices set forth as the Cumulative Annual Minimum
                                    Targeted Market Performances applicable to such Targeted Market for such Performance
                                    Year in the following table, and provided DO has met its Annual Minimum Performances for such Performance Year, CCSI shall have the right, but not the obligation, to implement the "Strategic Remediation" as described in clause (ii) below, upon giving DO thirty
                                    (30) days prior written notice, provided that such notice is given within thirty (30) days after the expiration of such Performance Year.

                           (ii)     *


             CUMULATIVE ANNUAL MINIMUM TARGETED MARKET PERFORMANCES*

---------------------------------------------------------------------------------------------------------------
Performance Year**   Cumulative Annual Minimum      Cumulative Annual Minimum     Cumulative Annual Minimum
                     Performances for Hospital        Performances for Home     Performances for Pediatrician
                              Devices                  Healthcare Devices                  Devices
---------------------------------------------------------------------------------------------------------------
*                  *                             *                              *
---------------------------------------------------------------------------------------------------------------
*                  *                             *                              *
---------------------------------------------------------------------------------------------------------------
*                  *                             *                              *
---------------------------------------------------------------------------------------------------------------
*                  *                             *                              *
---------------------------------------------------------------------------------------------------------------
*                  *                             *                              *
---------------------------------------------------------------------------------------------------------------

         *No Devices placed by DO with a customer shall be counted or included as a Device placed by DO for purposes of determining whether DO has satisfied the Cumulative Annual Minimum Targeted Market Performances for Devices except to the extent that DO has both (1) paid CCSI, or is not past due on such amounts then owed,+ for the DO Purchase Price for such Devices (and not just the applicable demo price) in any Performance Year; and (2) sold, leased or placed in a loan-for-use placement such Devices into the applicable Targeted Market.

*

         +If such payments owed to CCSI by DO are not subsequently paid to CCSI when due, then retrospectively, CCSI may terminate DO's license for the applicable Targeted Market if such applicable Cumulative Annual Targeted Market Minimum Performances are not satisfied.

                  (e) Notwithstanding the foregoing provisions of this paragraph 6 of Section III and the Annual Minimum Performances and/or the Cumulative Annual Minimum Targeted Market Performances requirements thereunder:

                           (i)      *

                           (ii)     *

                           (iii)    *

                  7. Terms of Payment. (a) CCSI shall invoice DO for Products, promptly after Products are shipped to DO, as follows: for all Products other than Calibration Standards or Charges per Use, Demo Calibration Standards/Charges per Use and Evaluation Calibration Standards/Charges per Use, at the Minimum Transfer Price for such Products as set forth in Attachment A hereto; for Calibration Standards or Charges per Use, at the Minimum Transfer Price as set forth in Attachment A, provided, however, that the invoice shall also state separately the Initial Transfer Price payable within 30 days, as provided for in paragraph 5(e)(vii) of Section III and Attachment A, and the remainder of the invoiced amount will not be due until the earlier of 365 days after invoicing or the time when a Reconciled Amount is due pursuant to the following subparagraph; and for Product Components and Accessories, Software, Demo Calibration Standards/Charges per Use, and Evaluation Calibration Standards/Charges per Use, at the prices set forth in Attachment A. Except for the special provision in the preceding sentence relating to the portion of the invoice price for Calibration Standards or Charges per Use in excess of the Initial Transfer Price, DO shall pay all such invoices within thirty (30) days after receipt of same.

                           (b) Within thirty (30) days following the close of
each quarter, DO shall calculate the DO Purchase Price as set forth in paragraph 5 of Section III and Attachment A for Products sold, leased or placed in a loan-for-use placement during such just-completed quarter. DO shall also calculate the difference between the DO Purchase Price owed to CCSI and the Minimum Transfer Price stated on the Firm Purchase Order paid to CCSI for Products other than Calibration Standards/Charges per Use, and the difference between the DO Purchase Price owed to CCSI and the Initial Transfer Price or the Minimum Transfer Price stated on the Firm Purchase Order paid for Calibration Standards/Charges per Use. Each such difference is referred to herein as a "Reconciled Amount." Within three (3) business days after completing such calculations, DO shall then remit to CCSI the net sum of such Reconciled Amounts. DO may deduct any credit due DO from future balances due to CCSI. With each such quarterly payment, DO shall deliver to CCSI a quarterly report that includes at least the following information: (i) Total quantity of each Product sold by DO; (ii)Total amount invoiced for each Product; and (iii)Total compensation payable to CCSI.

                           (c) With respect to any Calibration Standard/Charges
per Use that is maintained in inventory by DO for more than one year, DO shall be obligated to pay to CCSI the balance due between the Minimum Transfer Price and the Initial Transfer Price stated on the Firm Purchase Order for such Products. Such payments shall be made 365 days after delivery to DO of such Products. Once such payment is made, and the Calibration Standard/Charges per Use is subsequently sold, the Reconciled Amount for such sale shall be the difference between the DO Purchase Price and the Minimum Transfer Price previously paid to CCSI. However, to satisfy Annual Minimum Performances or Annual Minimum Targeted market Performances, DO must have paid CCSI any such balance due within the Applicable Performance Year.

                           (d) All payments payable by DO hereunder shall be
paid to CCSI in U.S. dollars by wire transfer or by such other method mutually agreeable to the parties, to such bank account as CCSI shall designate in writing (with appropriate wiring instructions, if applicable) within a reasonable time prior to such due date. DO shall provide CCSI with notice of each such wire transfer. Any payments received by CCSI shall be applied first to the satisfaction of any unpaid accrued interest and then to the satisfaction of any unpaid principal.

                           (e) In the event that any payment due hereunder is
not made when due, the payment shall accrue interest beginning on the first day after the payment was due, calculated at the annual rate of the sum of (i) one percent (1%) plus, (ii) the prime interest rate quoted by Citibank, N.A., New York, New York, on the date such payment is due, or on the date payment is made, whichever is higher, the interest being compounded on the last day of each calendar month; provided that in no event shall said annual rate exceed the maximum legal interest rate for corporations. Such payment when made shall be accompanied by all interest accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of CCSI or DO to any other remedy, legal or equitable, to which CCSI or DO may be entitled under this Agreement because of the delinquency of the payment.

                           (f) DO shall keep full and accurate books of account
containing all particulars that may be necessary for the purpose of calculating all payments due to CCSI. Such books of account shall be kept by DO with all necessary supporting data and shall, for the two (2) years next following the end of the calendar year to which each shall pertain, be open for audit by an independent certified accountant selected by CCSI and reasonably acceptable to DO upon reasonable notice during normal business hours at CCSI's expense for the sole purpose of verifying payments or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying payments, and any post-audit claims shall be paid only if made by CCSI within two (2) years after CCSI's receipt of payment pursuant to this paragraph 7. CCSI shall disclose to DO the results of the audit and in the event that such audit indicates that in any calendar year that the payments which should have been paid by DO are at least ten percent (10%) greater than those which were actually paid by DO, then DO shall pay the cost of such inspection. In all other instances, CCSI shall be responsible for such payment. All underpayments and/or overpayments are due and payable to the respective party within three (3) business days after computation.

         8. Delivery. The Products shall be shipped to DO's place of destination, as described herein, at CCSI's expense. DO shall be responsible for obtaining any necessary insurance during this shipment. Title to and risk of loss of the Products shall pass to DO upon shipment of the Products from CCSI or CCSI's third-party manufacturer's manufacturing facilities to DO. The place of destination for all Products purchased by DO shall be a single location in the U.S. to be designated by DO. CCSI represents that its third-party manufacturer is obligated to deliver to CCSI at CCSI's request a "Certificate of Conformance" to Specifications for each Product manufactured by that third-party manufacturer for CCSI. CCSI agrees to provide delivery of a copy to DO of such a "Certificate of Conformance" for each Product manufactured by its third-party manufacturer for CCSI.

         9. CCSI Failure to Supply.

                  (a) Except in connection with and to the extent of a Force Majeure Event, and subject to paragraph 4 of this Section III and Attachment A, CCSI shall fail to cause to be delivered the type and quantity of Products specified in any Firm Purchase Order (and, in the case of Firm Purchase Orders exceeding the forecasted quantity, expressly accepted by CCSI), delivered in a timely manner, and (i) such failure shall continue for sixty (60) days following written notice of such failure from DO, or (ii) such failure shall occur and continue for at least thirty (30) days following written notice of such failure from DO more than three (3) times in any eighteen (18) month period (provided that only one (1) event shall count toward such total of three (3) in any three (3) month period), CCSI shall be deemed to be in Default (which Default shall not be subject to cure under paragraph 2 of Section VI of this Agreement or otherwise). Notwithstanding the foregoing, in the event DO terminates this Agreement, it will cooperate with CCSI to use commercially reasonable efforts to implement the Exit Transition.

                  (b) CCSI shall not be liable in any respect (or be subject to termination of this Agreement), for any failure of supply or delay in supply, to the extent such failure or delay shall have been due to a Force Majeure Event. Such failure or delay shall not be deemed a Default by CCSI. In any such case, prompt written notice shall be given by CCSI to DO of the existence of such cause and of readiness to resume performance and CCSI shall use commercially reasonable efforts to rectify the Force Majeure Event. It is understood that neither party shall be required to settle a labor dispute against its will.

                  (c)      *

         10. Acceptance. DO shall have the right (but not the obligation) at its own expense to inspect Products for compliance with the Specifications at the Product Inspection and Acceptance Location during regular business hours on a schedule reasonably agreed upon by DO and CCSI. Failure to give written notice of rejection of the Products prior to the shipment of such Products to DO shall be deemed to be acceptance of such Products by DO, but shall not constitute a waiver or release by DO of any of CCSI's product warranties herein, and shall not be an indication that DO has determined that such warranties are satisfied, as such Products will be under the warranty of paragraph 1 of Section IV from the date of shipment to DO. Following receipt of DO's written notice of rejection of Products prior to shipment to DO, at DO's request, CCSI shall use commercially reasonable efforts to have available for inspection and shipment to DO 100% of the necessary replacement (conforming) Products at the Product Inspection and Acceptance Location within thirty (30) days of receiving such notice.

         11. Customer Support. CCSI and DO shall provide customer support for the Products as set forth in Attachment D hereto.

IV.      COVENANTS, REPRESENTATIONS AND WARRANTIES
         -----------------------------------------

         1.       *

         2. Legal Compliance. CCSI agrees to use its best efforts to cause the manufacture and distribution of the Products to DO to be in compliance with the provisions of all applicable U.S., state and local statutes, regulations and other governmental requirements including, but not limited to, the medical device provisions of the Federal Food, Drug and Cosmetic Act and regulations promulgated by the FDA relating to clearance for commercial distribution, labeling and good manufacturing practices.

         3. General Representations. CCSI represents and warrants to DO that:

                  (a) CCSI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, except to the extent that such failure to be so licensed or qualified does not have a material adverse affect on CCSI. CCSI has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

                 (b) The execution and delivery by CCSI of this Agreement and the Confidence Agreement entered into between CCSI and Ohmeda, Inc. (predecessor of interest to DO) dated as of October 16, 1998 (the "Confidence Agreement") and the consummation by it of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of CCSI. This Agreement and the Confidence Agreement constitute the legal, valid and binding obligation of CCSI, enforceable against it in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (c) The execution and delivery by CCSI of this Agreement and the Confidence Agreement and the performance of its obligations hereunder and thereunder does not violate (i) the Certificate of Incorporation or By-Laws of CCSI, or (ii) any law, rule, regulation, judgment, award or decree of any court or other governmental authority, or (iii) except for the Medical International Agreement, any note, indenture, mortgage, agreement or other instrument to which CCSI is a party, or by which CCSI or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such note, indenture, mortgage, agreement or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of CCSI, limited in the case of clauses
                           (ii) or (iii), to those matters which would have a material adverse effect on CCSI or the transaction contemplated hereby. As to the Medical Instruments Agreement, CCSI represents, warrants and covenants that it is free to terminate such agreement without penalty upon thirty (30) days' prior written notice to Medical Instruments, that it shall immediately provide such written notice of termination to Medical Instruments upon execution of this Agreement, such termination to be effective in thirty (30) days, and that in the event of any claim by Medical Instruments against

                           DO, DO shall be defended, indemnified and held harmless by CCSI in accordance with the procedures set forth in paragraph 5 of Section V of this Agreement.

                  (d) No material authorization, approval, order, license, permit, franchise or consent and no material registration, declaration, notice or filing by or with any court, administrative agency or other governmental authority is required for the execution and delivery by CCSI of this Agreement and the Confidence Agreement or the consummation by it of the transactions contemplated hereby and thereby.

                  (e) The Device and the Calibration Standards have all necessary FDA clearances and approvals so that OM may begin distribution of these specific Products immediately upon execution of this Agreement.

                  (f) CCSI is not aware of any infringement by a third party of any of the United States patents identified in paragraph 2(b) of Section III.

                  (g) The representations and warranties contained in this paragraph 3 of Section IV do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

 4.       *

         5. Marketing and Distribution Efforts. Subject to the second sentence of paragraph 8 of this Section IV, DO agrees to use commercially reasonable efforts to implement its Marketing and Distribution Plan for the Targeted Markets within the Territory and to provide sales, marketing, training, in-servicing and distribution coverage for the Products in the Targeted Markets within the Territory. If and when Charges per Use becomes legally marketable and commercially available, DO may market, sell and distribute Calibration Standards and/or Charges per Use in such ratios as DO may determine.

         6. Marketing Abilities. DO warrants and represents that OM, together with relevant supporting personnel and resources from DO within the home healthcare marketing channel, has the ability to provide sales, marketing, training, in-servicing and distribution coverage for the Products in the Targeted Markets within the Territory.

         7. Training. Subject to the second sentence of paragraph 8 of this
Section IV, DO agrees to provide applicable Product Information in accordance with Attachment B to DO's representatives and dealers to whom DO distributes the Products in the Targeted Markets within the Territory and to use commercially reasonable efforts to ensure, within a reasonable period of time, that distribution representatives and dealers of DO to whom DO distributes Products are provided training reasonably equivalent to that which DO provides to its own sales force, as described in its Marketing and Distribution Plan, which training includes information regarding in-servicing of customers and end users.

 8.       *

         9. Records. DO agrees to maintain proper books and records (including OM's books and records) with respect to the Products, such books and records to be kept in accordance with sound accounting principles consistent with DO's ongoing bookkeeping practices so as to accurately reflect DO's sales and revenue information relating to the Products.

         10. Force Majeure. DO shall not be liable in any respect (or be subject to termination of this Agreement), for delay or failure to perform any of DO's obligations under this Agreement (including OM's obligations to market and distribute the Products) to the extent that such failure or delay shall have been due to a Force Majeure Event. In any such case, prompt notice shall be given by DO to CCSI of the existence of such cause and of readiness to resume performance and DO shall use commercially reasonable efforts to rectify such Force Majeure Event. It is understood that neither party shall be required to settle a labor dispute against its will.

         11. General Representations. DO represents and warrants to CCSI that:

                  (a) DO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, except to the extent that such failure to be so licensed or qualified does not have a material adverse affect on DO. DO has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

                  (b) The execution and delivery by DO of this Agreement and the Confidence Agreement and the consummation by it of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of DO. This Agreement and the Confidence Agreement constitute the legal, valid and binding obligation of DO, enforceable against it in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  (c) The execution and delivery by DO of this Agreement and the Confidence Agreement and the performance of its obligations hereunder and thereunder does not violate (i) the Certificate of Incorporation or By-Laws of DO, or (ii) any law, rule, regulation, judgment, award or decree of any court or other governmental authority, or (iii) any note, indenture, mortgage, agreement or other instrument to which DO is a party, or by which DO or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such note, indenture, mortgage, agreement or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of DO, limited in the case of clauses (ii) or (iii), to those matters which would have a material adverse effect on DO or the transaction contemplated hereby.

                  (d) No material authorization, approval, order, license, permit, franchise or consent and no material registration, declaration, notice or filing by or with any court, administrative agency or other governmental authority is required for the execution and delivery by DO of this Agreement and the Confidence Agreement or the consummation by it of the transactions contemplated hereby and thereby.

                  (e)      OM is a division of DO.

                  (f) The representations and warranties contained in this paragraph 11 of Section IV do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

         12. *

         13. Other CCSI Covenants.

                  (a) LED and Modified Devices. CCSI will use its best efforts to develop a mass manufacturing prototype for the LED Device within one (1) year of the date of this Agreement. CCSI will also attempt to obtain FDA clearance as soon as reasonably possible. If FDA clearances are obtained for the LED Device, CCSI will manufacture or cause a third party manufacturer to manufacture the LED Device for availability to DO under the terms of this Agreement. CCSI shall use commercially reasonable efforts to complete work on the Modified Devices as soon as reasonably possible. If regulatory, including FDA and UL clearances, are obtained, CCSI shall manufacture or cause a third-party manufacturer to manufacture such Devices for availability to DO under the terms of this Agreement. Failure to obtain FDA or UL clearances for such LED Device or Modified Devices will not be a breach of this Agreement as long as such best efforts or commercially reasonable efforts required by this Agreement, respectively as the case may be, are made by CCSI.

                  (b) Y2K. The transition to the Year 2000 will not affect the correct functioning or performance of any date or time-related functions contained within any Products.

         14. DO Subdistributors and Agents. DO shall be entitled to use subdistributors and/or third-party agents in respect of satisfying its obligations hereunder regarding solely the marketing, distribution, servicing and training in respect of the Products. Any such subdistributor or third-party agent shall only be authorized by DO to market, sell and distribute the Products in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice) in accordance with DO's license under paragraph 2 of Section III. Any such subdistributor or third-party agent who receives any information that is specifically and clearly identified or marked by CCSI as CCSI confidential information (and, if communicated orally, confirmed in a single written document to DO) with respect to the Products or CCSI, before receiving such CCSI confidential information from CCSI or DO, shall have signed a confidentiality form agreement to be prepared by CCSI that will obligate such subdistributor or third-party agent to protect the CCSI confidential information. DO will undertake to have this agreement signed and provided to CCSI, but shall have no obligation to enforce any such agreement, provided, however, subject to paragraph 7 of Section V, DO will not disclose any CCSI confidential information to such subdistributor or third-party agent who has not signed such an agreement. CCSI shall have the right to enforce such agreements with any such subdistributor and/or third-party agent and shall be a third-party beneficiary of any further confidentiality agreement between DO and any such subdistributor and/or third-party agent. The breach by any such subdistributor and/or third-party agent of its confidentiality obligations hereunder or under the terms of its appointment as a subdistributor and/or third-party agent shall not be deemed to be a Default by DO under this Agreement, provided, however, that DO will cooperate with CCSI should CCSI deem it necessary to take all reasonably necessary steps to address such breach, including where appropriate termination by DO of its supply of Products to such subdistributor and/or third-party agent.

V.       INDEMNIFICATION AND CONFIDENTIALITY
         -----------------------------------

         1. *

         2. *

         3. *

 4. *

         5. Defense of Third Party Claims. A party (the "Indemnifying Party") indemnifying another party (the "Indemnified Party") pursuant to this Agreement shall have the right, in its discretion and at its election, to assume and control the defense of any Claim provided that the Indemnifying Party notifies the Indemnified Party of such election within a reasonable time period under the circumstances. The Indemnified Party if notified of the Indemnifying Party's election to do so within such reasonable time frame, will permit the Indemnifying Party to assume and control the defense of such Claim in the name of the Indemnified Party in any appropriate administrative or judicial proceedings and will take whatever actions may be reasonably requested of the Indemnified Party to permit the Indemnifying Party to conduct such defense and to settle or to obtain an adjudication of such Claim on the merits, including the signing of pleadings and other document, if necessary; provided, however, that the Indemnifying Party shall defend the Claim with counsel reasonably satisfactory to the Indemnified Party and provide the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party can satisfy the Claim if it is upheld. In addition to the liability for ultimate settlement or judgment, if any, arising out of any such Claim under this Agreement, the Indemnifying Party shall be solely responsible for all the expenses incurred in connection with such defense, regardless of the outcome. However, the Indemnifying Party shall not be responsible for any expenses, including attorneys' fees and costs, incurred by the Indemnified Party to monitor the defense of the Claim by the Indemnifying Party. In the event that the Indemnifying Party does not elect to assume the defense of any such Claim under the terms of this Agreement, the Indemnified Party shall be entitled to conduct such defense, and to settle such Claim (but such settlement, in those cases where the Indemnifying Party has acknowledged and confirmed its indemnification obligation, including its obligation to indemnify for any settlement entered into with its consent, shall be with the consent of the Indemnifying Party), and the Indemnifying Party's indemnification obligation under this Agreement shall apply to such defense or settlement.

 5. *


         7. CCSI Confidential Information. DO acknowledges that all technical, financial, marketing, or sales information and business plans disclosed by CCSI to DO relating to the Products, together with any other information designated as confidential and provided by CCSI to DO hereunder, is confidential proprietary information and shall remain the exclusive property of CCSI (the "CCSI Confidential Information"). Except as otherwise expressly provided in this Agreement, DO shall not disclose or use CCSI Confidential Information for any purpose other than the performance of its obligations pursuant to, or to enforce its rights under this Agreement, without the prior written consent of CCSI, and in no event shall DO use such information to reverse engineer the Products. DO's obligations under this paragraph 7 of Section V and under the Confidence Agreement shall survive the termination of each of such agreements.

         8. DO Confidential Information. CCSI acknowledges that all technical, financial, marketing, or sales information and business plans disclosed by DO to CCSI relating to the Products, together with any other information designated as confidential and provided by DO to CCSI hereunder is confidential proprietary information and shall remain the exclusive property of DO (the "DO Confidential Information"). Except as otherwise expressly provided in this Agreement, CCSI shall not disclose or use DO Confidential Information for any purpose other than the performance of its obligations pursuant to, or to enforce its rights under this Agreement, without the prior written consent of DO. CCSI's obligations under this paragraph 8 of Section V and under the Confidence Agreement shall survive the termination of each of such agreements.

         9. Exclusions. "CCSI Confidential Information" and "DO Confidential Information," as those terms are defined above, shall not include information which:

                  (a) at the time of disclosure by one party to the other party was in the public domain;

                  (b) after disclosure by one party to the other party becomes part of the public domain by publication or otherwise, except by breach of this Agreement, or of the Confidence Agreement;

                  (c) the receiving party can establish, by clear and convincing evidence, was in its possession at the time of disclosure by the other party and was not acquired, directly or indirectly, from the other party; or

                  (d) is received from a third party and, the receiving party can establish by clear and convincing evidence, was in that third party's possession at the time of disclosure by the other party to the receiving party and was not acquired by the third party directly or indirectly from the other party.

                  Proof of the existence of information qualifying under the exclusions (c) or (d) above shall not be deemed to negate the confidential and proprietary nature of the information.

         10. Required Disclosure. In the event that the receiving party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any confidential information of the other party (including disclosures to regulatory agencies such as the FDA), the receiving party will, to the extent it is aware of such fact, provide the other party with prompt written notice of such requirement prior to any disclosure so that the other party may seek (with the cooperation of the receiving party) a protective order or other appropriate remedy against disclosure and/or waive compliance with the provisions of paragraphs 7 and 8 of this Section V. In the event that such protective order or other remedy is not obtained, the receiving party shall furnish only that portion of the confidential information which it is then legally required to furnish.

         11. Return of Confidential Information. Upon termination of this Agreement for any reason, the parties shall return to each other all confidential information of the other party, except that each party shall be entitled to have its legal counsel maintain one archival copy.

         12. Injunctive Relief. The parties recognize that damages at law would be an insufficient remedy in the event of a material breach by a party hereto of the terms of paragraph 14 of Section IV and paragraphs 7, 8 and 10 of this
Section V and that the other party shall be entitled, upon application to a court of competent jurisdiction, to seek preliminary (without the posting of a bond) and permanent injunctive relief to enforce the terms of paragraph 14 of
Section IV and paragraphs 7, 8 and 10 of this Section V. Subject to paragraph 6 of this Section V, nothing contained herein shall be construed as prohibiting the aggrieved party from pursuing such other remedies as may be available for such a breach or threatened breach of paragraph 14 of Section IV or paragraphs 7, 8 or 10 of this Section V, including, but not limited to, recovery of monetary damages.

VI       TERM AND TERMINATION
         --------------------

         1. Term.

                  (a) The initial term of this Agreement shall begin on the date of this Agreement and shall end on October 7, 2004 (the "Initial Term"), unless earlier terminated in a manner expressly permitted hereunder. Subject to paragraph 1(b) of this Section VI below, in the event that the Annual Minimum Performances are satisfied (including purchasing the required quantities) during each of the applicable Performance Years (subject to paragraph 6(e) of Section III above), the Initial Term may be extended at DO's option for an additional term of five (5) years (the "Extended Term"), provided, however, that such Extended Term shall not apply to any Targeted Markets for which DO's rights to exclusively market and distribute the Products have been terminated by CCSI (and as of the end of the Initial Term remains terminated) as a result of DO having failed to satisfy the Cumulative Minimum Targeted Market Performances (subject to paragraph 6(e) of Section III above), for each of the applicable Performance Years.

                  (b) If DO exercises its option for the Extended Term, then the Annual Minimum Performances and the Cumulative Annual Minimum Targeted Market Performances set forth in the following tables shall be DO's Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances to be purchased by DO at the DO Purchase Price from CCSI and sold by DO within each applicable Performance Years 6-10; provided, however, that DO's failure to meet such Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances shall not constitute a Default by DO under this Agreement.

                           ANNUAL MINIMUM PERFORMANCES

------------------------------------------------------------------------------------------------------------------
       Performance Year           Minimum Performance for Units of         Minimum Performances for Units of
                                              Devices                  Calibration Standards or Charges per Use
------------------------------------------------------------------------------------------------------------------
*                              *                                      *
------------------------------------------------------------------------------------------------------------------
*                              *                                      *
------------------------------------------------------------------------------------------------------------------
*                              *                                      *
------------------------------------------------------------------------------------------------------------------
*                              *                                      *
------------------------------------------------------------------------------------------------------------------
*                              *                                      *
------------------------------------------------------------------------------------------------------------------

              CUMULATIVE ANNUAL MINIMUM TARGETED MARKET PERFORMANCE

-----------------------------------------------------------------------------------------------------------------
      Performance Year         Cumulative Annual Minimum  Cumulative Annual Minimum   Cumulative Annual Minimum
                               Performance for Hospital      Performance for Home          Performance for
                                        Devices               Healthcare Devices        Pediatrician Devices
-----------------------------------------------------------------------------------------------------------------
*                             *                           *                          *
-----------------------------------------------------------------------------------------------------------------
*                             *                           *                          *
-----------------------------------------------------------------------------------------------------------------
*                             *                           *                          *
-----------------------------------------------------------------------------------------------------------------
*                             *                           *                          *
-----------------------------------------------------------------------------------------------------------------
*                             *                           *                          *
-----------------------------------------------------------------------------------------------------------------

*

                  (c) Notwithstanding any of the foregoing, upon any termination of this Agreement (other than a wrongful termination by CCSI or DO in breach of this Agreement), the parties will cooperate to implement the Exit Transition.

         2. Termination for Default. Subject to paragraph 9(b) of Section III and paragraph 10 of Section IV, either party may terminate this Agreement by giving written notice of such termination in the event of a Default by the other party and such Default has not been cured within thirty (30) days after the defaulting party has received written notice specifying the Default and requesting that it be cured. Except as otherwise provided herein, termination of this Agreement for Default shall not impair the terminating party's other rights and remedies for such Default.

         3. Default. A party shall be in "Default" and shall be deemed to have committed a material breach of this Agreement if:

                  (a) it voluntarily files a petition under the federal Bankruptcy Act or any similar or successor law relating to bankruptcy, insolvency, arrangement, or reorganization or under any state bankruptcy or insolvency act, or admits its insolvency or the inability to pay its debts, or fails within ninety
                           (90) days, to gain a discharge or stay of involuntary proceedings brought for its reorganization, dissolution, or liquidation, or is adjudged as bankrupt, or has a trustee or receiver appointed, or makes an assignment for the benefit of its creditors, or if there is an attachment, execution, or other judicial seizure of any material portion of its assets which is not discharged or stayed within ninety (90) days; or

                  (b)      it materially breaches any term of this Agreement.

         4. *



VII      MISCELLANEOUS
         -------------

         1.       *

         2. Media Releases. No media releases, public announcements or public disclosures by either party or its employees relating to this Agreement or the subject matter of this Agreement, including, without limitation, promotional or marketing material, shall be made without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except to the extent that CCSI or DO (or its parent) is required to make public disclosure or announcements of any information relating to this Agreement in accordance with the requirements of applicable securities laws or U.S. generally accepted accounting principles.

         3. Notice. Any notice permitted or required to be given under this Agreement may be sent by personal delivery, commercial courier service, facsimile transmission or registered or certified mail, return receipt requested, properly directed to the recipient at the address set forth below the party's signature in this Agreement. Notices shall be deemed given as and when received. Either party may change its address by giving written notice of the change in the manner provided above for giving notice.

         4. Integration; Amendment; Nonwaiver. This Agreement, including all Attachments, constitutes the entire agreement of the parties with respect to its subject matter and supersedes and cancels all other prior and contemporaneous agreements, discussions or representations, whether written or oral with the exception of the Confidence Agreement between the parties. No modification of this Agreement shall be enforceable unless reduced to writing and signed by duly authorized representatives of both parties. Failure of either party, at any time, to enforce any provision of this Agreement shall not preclude any other or further enforcement of such provisions or the exercise of any rights. No waiver of a breach of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such waiver is sought.

         5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. If any provision is deemed invalid or unenforceable, the remainder shall be construed to give effect to the parties' intent to the extent permitted by applicable law.

         6. Choice of Law. This Agreement shall be governed by and interpreted according to the laws of the State of New York, and of the U.S. without reference to their laws relating to conflicts of law, and shall not be governed or affected by the United Nations Convention for the International Sale of Goods.

         7. Successors and Assigns. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned in whole or in part by either of the parties hereto to any other person, firm or corporation without the prior written consent of the other party hereto, except that either party may assign this Agreement to a subsidiary without releasing the assignor from liability hereunder, such assignment to remain effective so long as the assignee remains a subsidiary of assignor; provided, however, that if there is a change of control of a majority of the voting common stock of such party or such assignee, the other party may as its sole remedy under this paragraph 8 of Section VII terminate this Agreement. Subject to the foregoing, this Agreement shall be binding upon the respective successors and assigns of the parties. The foregoing provisions shall not require that DO obtain consent from CCSI with regard to the appointment or use of third-party agents, dealers or subdistributors relating to the marketing and distribution of the Products.

         8. Independent Contractor. The relationship between the parties will be that of independent contractors. Neither party will be or hold itself out as an employee, agent or franchisee of the other, and neither party will have the authority to create or assume any obligation, expressed or implied, on behalf of the other. This Agreement shall not be interpreted or construed as creating or evidencing any association, joint venture or partnership between the parties or as imposing any partnership obligations or partnership liability on any party.

         9. Survival. The payment obligations under paragraphs 5(f) and 7 of
Section III, paragraphs 1, 3, 11, and 12 of Section IV and Section V of this Agreement shall survive its expiration or termination for any reason, as shall any other provisions of this Agreement which by their express terms may reasonably be construed as surviving its expiration or termination. Expiration or termination of this Agreement shall not affect either party's obligations to comply with all legal and regulatory requirements related to the manufacture, sale or use of Products.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

CHROMATICS COLOR SCIENCES                  DATEX-OHMEDA, INC.
INTERNATIONAL, INC.



By  /s/                                      By /s/
  --------------------------------           --------------------------------
Name:    Darby S. Macfarlane               Name:  Andrew Krakauer
Title: Chief Executive Officer             Title:  President of Ohmeda Medical

Address:  5 East 80th Street               Address: Ohmeda Medical
          New York, New York  10021                 9065 Guilford Road
                                                    Columbia, Maryland 21046

                                  ATTACHMENT A

                        PRODUCT DESCRIPTION AND PRICING*



A.      PRODUCTS

1.      DEVICE (Model 1)

Status: Available now.



This product includes a TLc Bili(Trade Mark)Sensor with a built in calibration verification standard in the Sensor cap, which is packaged in a durable, soft carry case, a TLC Touch(Trade Mark) palmtop computer and an RS232 cable.

The TLc Bili(Trade Mark)Sensor is a non-invasive, light weight Trans-Light-Cutaneous-Bilirubin Monitor. Using optical filter color science technology, this color measurement instrument flashes a light on the skin and performs a color measurement to detect the yellow content of the newborn's skin and provides a numerical result in mg/dl, or u/moles corresponding to the serum bilirubin within a clinically useful range.

The TLc Touch(Trade Mark) palmtop computer features the TLc Soft(Trade Mark) program on a Flash Ram card. This Product offers 4 AA batteries for the TLcBili(Trade Mark) Sensor and 2 AA batteries for the TLc Touch(Trade Mark) palmtop. This Product includes labels and shipping/packaging, and an Operator's Manual. This Product is used with the TLc Lensette(Trade Mark) individual calibration standards packaged in a box of 25 individual TLc Lensette(Trade
Mark) ("the TLc LensPak(Trade Mark)") and is contemplated for use with the "Charges per Use" component described herein under Optional Upgrades.


Minimum Transfer Price for
Device as described above:          *



--------
* As provided in the Agreement, items currently in development are not considered "Products" until they are legally marketable and commercially available for distribution under the Agreement.

         Prices in this Attachment A are subject to increase in accordance with the Price Adjustment provisions in the last Section (Section D) of this Attachment A. Prices may also be changed as per paragraph 5 of Section III of the Agreement.

         CCSI will not be deemed to be in breach of this Agreement for any regulatory clearance (including 510K clearances) that is not obtained on any items currently in development. It is understood that products and items described in Attachment A shall not be included under this Agreement until they are legally marketable, have any required FDA or other regulatory clearance, and are commercially available.

DO Purchase Price for Device
as described above:                     The higher of the Minimum Transfer Price
                                        or 60% of Invoice Price in Performance
                                        Years 1 & 2 or 50% of Invoice Price in
                                        Performance Years 3, 4 and 5 of this
                                        Agreement, as per the terms of the
                                        Agreement. e.g. If Invoice Price is
                                        $3000, then DO Purchase Price is:
                                        $1800 (60%) in Performance Years 1 & 2
                                        of the Agreement;
                                        $1500 (50%) in Performance Years 3, 4 &
                                        5 of the Agreement.

                                        Initial invoice to DO to be at Minimum
                                        Transfer Price, adjusted quarterly to DO
                                        Purchase Price as per terms of the
                                        Agreement.

        *

1.      CALIBRATION STANDARDS

TLc Lensette(Trade Mark) Calibration Standards for single use:


Status: Available now.


TLc Lensette(Trade Mark) Calibration Standards are used to calibrate the Device before each TLc BiliTest(Trade Mark) System measurement of a patient to ensure accuracy of the color measurement and includes a protective shield to prevent cross-contamination between patients. The TLc Lensette(Trade Mark) Calibration Standards are available packaged 25 per box (TLc LensPak(Trade Mark)).


Initial Transfer Price                  *
(Only applicable for
Performance Years 1 and 2
after which time the Initial
Transfer Price is the Minimum
Transfer Price)


Minimum Transfer Price                  *
for TLc Lensette(Trade Mark)
Calibration Standards as
described above:

DO Purchase Price for
TLc Lensette(Trade Mark)
Calibration Standards as
described above:                        The higher of the Minimum Transfer Price
                                        or 60% of Invoice Price for Performance
                                        Years 1 & 2 or 50% of Invoice Price for
                                        Performance Years 3, 4 & 5 of this
                                        Agreement, as per the terms of the
                                        Agreement.
                                        e.g. If Invoice Price is $10, then DO
                                        Purchase Price is:
                                        $6 (60%) in Performance Years 1 & 2 of
                                        the Agreement;
                                        $5 (50%) in Performance Years 3, 4 & 5
                                        of the Agreement.


Purchase Price for
Demo Calibration Standards:             *


Purchase Price for
Evaluation Calibration
Standards:                              *



         *

         *


3.       LED DEVICE

Status: Not available now. Under Design Controls - availability following such time as becomes legally marketable as per terms of the Agreement

*


Minimum Transfer Price for
LED Device as
described above:                        *


                                        DO Purchase Price for LED Device as
                                        described above:
                                        The higher of the Minimum Transfer Price or 60% of the Invoice Price in Performance Years 1 & 2 or 50% of the Invoice Price in Performance Years 3, 4 & 5 of this Agreement, as per the terms of the Agreement.
                                        e.g. If Invoice Price is $3000, then DO
                                        Purchase Price is:
                                        $1800 (60%) in Performance Years 1 & 2
                                        of the Agreement;
                                        $1500 (50%) in Performance Years 3, 4 &
                                        5 of the Agreement.

                                        Initial invoice to DO to be at Minimum
                                        Transfer Price, adjusted quarterly to DO
                                        Purchase price as per terms of the
                                        Agreement.

         *


MODIFIED DEVICES

a.       Model 2: Model 1 with Laptop

*

Minimum Transfer Price:                 *

DO Purchase Price:                      The higher of the Minimum Transfer Price
                                        or 60% of the Invoice Price in
                                        Performance Years 1 & 2 or 50% of the
                                        Invoice Price in Performance Years 3, 4
                                        & 5 of this Agreement, as per the terms
                                        of the Agreement.

                                        Initial invoice to DO to be at Minimum
                                        Transfer Price, adjusted quarterly to DO
                                        Purchase price as per terms of the
                                        Agreement.

         *

         a.  Model 3: Model 2 with Printer

*


Minimum Transfer Price:                 *

DO Purchase Price:                      The higher of the Minimum Transfer Price
                                        or 60% of the Invoice Price in
                                        Performance Years 1 & 2 or 50% of the
                                        Invoice Price in Performance Years 3, 4
                                        and 5 of this Agreement, as per the
                                        terms of the Agreement.

                                        Initial invoice to DO to be at Minimum
                                        Transfer Price, adjusted quarterly to DO
                                        Purchase price as per terms of the
                                        Agreement.

*

         c.  Model 4:  THE COLORMATE(Registered) TLc BRIEFCASE(Trade Mark)
             SYSTEM

Minimum Transfer Price
for The Briefcase System
as describe above:                      *

DO Purchase Price for Device
as described above:                     The higher of the Minimum Transfer Price
                                        or 60% of the Invoice Price in
                                        Performance Years 1 & 2 or 50% Invoice
                                        Price in Performance Years 3, 4 & 5 of
                                        this Agreement, as per the terms of the
                                        Agreement.

                                        Initial invoice to DO to be at Minimum
                                        Transfer price, to be adjusted quarterly to DO Purchase Price as per the terms of the Agreement.


*
5.       CHARGES PER USE

Status: Not available now. Available following such time as becomes legally marketable. Going through design controls. Anticipated availability is within a few months from the date of signing this Agreement.

*



5.      MANAGED USE

Status: Not available now.  May be available when agreed to by the parties.

*

7.      MODEM/WITH DEVICE MODELS 1,2, OR 3

Status: Not available now. Going through Design Controls. Available following such time as becomes legally marketable.

*

B.      ACCESSORIES

1.      Mounting Pole

        Status: Available now


*


Transfer Price for Mounting
Pole as described above:                *.

*


C.  PRODUCT COMPONENTS

1.      Laptop Computer

1.      Status: Not available now.   *

1.      Printer

Status: Not available now.  *


3.      Software of the Device

*


D.      Price Adjustments based upon changes in CCSI's Cost Amount

                                                   ATTACHMENT B

                                                PRODUCT INFORMATION

---------------------------------- ---------------------------------------- --------------------------------------------------
Item/Information                   Initial Action                           Ongoing Action
---------------------------------- ---------------------------------------- --------------------------------------------------
Operating Manual                   CCSI to provide 100 copies for DO's use  CCSI creates and revises as required.* CCSI includes within each product carton, DO to
                                                                            provide input for upgrading the Manual

Instructions for Use for           CCSI to provide 10 copies for DO's use   CCSI creates and revises as required.*  CCSI
Lensettes & Charge per Use                                                  includes within each Lensette box

Product Labels and Licensing       CCSI to provide 10 copies for DO's use   CCSI creates and revises as required.*  CCSI
Folder for Software                                                         includes within each Product and software package

Sales Training Manual              CCSI to provide 2 copies for DO's use    DO to revise as required for all Targeted
                                                                            Markets with CCSI input and sign off**

Quick Reference Guide              CCSI to provide 10 copies for DO's use   DO creates/revises as required and supplies
                                                                            quantities necessary to service all Targeted
                                                                            Markets with CCSI input and sign off**

Inservice/Training support         CCSI to provide 10 copies of existing    DO creates/revises as required and supplies
materials                          materials for DO's use                   quantities necessary to service all Targeted
                                                                            Markets with CCSI input and sign off**

Sales support materials such as    CCSI to provide one copy of all          CCSI to continue to distribute existing
brochures, cost consideration      existing material for DO's use           literature as per Attachment D until supply runs
etc.                                                                        out.  DO creates/revises as required and
                                                                            supplies quantities necessary to service all
                                                                            Targeted Markets with CCSI input and sign off**

Advertising & Promotion            CCSI to provide copy of all existing     DO creates/revises as required and supplies
Materials such as journal ads,     materials for DO's use                   quantities necessary to service all Targeted
direct mail piece, booth                                                    Markets with CCSI input and sign off**
graphics etc.


     *CCSI will promptly provide DO with at least one free copy (complete) of any revised Operating Manual Instructions for use and/or licensing folder.

     **CCSI must review and either sign off or provide specific revisions or deletions and reasons therefor (within 7 days) on all Product Information, including but not limited to such Product Information listed above for distribution in to the field, solely for regulatory and intellectual property review. This includes all labeling (by FDA definition) and/or advertising/promotional materials, to the extent that it is a regulatory or CCSI intellectual property issue. (It is not just for commenting on product claims, but description, presentation or other statements regarding the products that implicate regulatory or CCSI intellectual property). Product Information created or revised by DO will be the subject to analysis or a documented "No 510(k)" rationale for compliance with FDA 510(k) requirements. CCSI's approval of any such Product Information shall not be unreasonably withheld. CCSI shall not have the right to object to, or withhold approval on style, color or quality of any such information. The purposes of CCSI's review of Product Information include, without limitation, allowing CCSI to ensure that (i) CCSI can protect its trademark, logos and other intellectual property rights on Product Information, (ii) all Product Information including written materials relating to the Products sent to dealers, distributors and end-users distributed in the Targeted Markets within the Territory shall bear CCSI's copyright, trademark and patent notices, licenses and restrictions as may reasonably be required by CCSI and (iii) CCSI's trademarks shall always be used in such a manner as to ensure that those trademarks are associated with CCSI. DO shall only distribute the materials covered by this Attachment B in connection with the marketing and distribution of Products for use in monitoring of bilirubinemia (infant jaundice) in the Targeted Markets within the Territory.

     Sample of approved labeling is attached to this Attachment B.

                                  ATTACHMENT C
                                  ------------


                  EXTERNAL MARKET FACTORS FOR MINIMUMS REVIEW

                                 ATTACHMENT D
                               CUSTOMER SUPPORT

                  I. INITIAL SALES START UP TRANSITION ITEMS

This table contains CCSI services to be provided on behalf of DO while DO is preparing for sales launch. This transition period is not expected to last more than sixty (60) days from contract signature but in no event will be longer than 90 days from date when part configurations/numbers and other necessary product support information are made available for input into DO's system.

Goals:   (1) provide smooth customer transition from CCSI to Ohmeda Medical
         (2) maintain current sales momentum while DO in start up transition.

----------------------------------------------------- ------------------------------------------------------------------------------
                        ITEM                                                                  ACTION
----------------------------------------------------- ------------------------------------------------------------------------------



                                  *






                         II. ONGOING CUSTOMER SUPPORT

SUPPORT TO BE PROVIDED BY DO


                          *



SUPPORT TO BE PROVIDED BY CCSI


                          *



SALES AND CLINICAL SUPPORT ACTIVITIES (FIRST TWELVE MONTHS AFTER DATE OF
SIGNING)




                          *

                       III. EXIT TRANSITION CONSIDERATIONS
                         UPON TERMINATION OF AGREEMENT*


----------------------------------------------- ------------------------------------------------------------------------------------
ITEM                                            ACTION
----------------------------------------------- ------------------------------------------------------------------------------------



                                                     *






            *Applies only to termination of Agreement by DO or CCSI (as the case may be) in accordance with (and not in breach of) the terms of the Agreement.